Morgan Stanley Invesment Management Advised Funds*
Rule 10f-3 Transactions (Purchase of Securities by Portfolio
From an Underwriting Syndicate in which an Affiliate
January 1, 2002 - June 30, 2002"


	PARTICIPATING	TRADE	PRICE
UNDERWRITING	PORTFOLIO(s)/FUND(s)	DATE	PER SHARE (2)


Rep. Of Philippines	MS Emerging Markets Debt	1/9/02	99.331
	MS Global Opportunity Bond		99.331




Rep. Of Malaysia	MS Emerging Markets  Debt	3/5/02	1.0477
	MS Global Opportunity Bond		1.0477





Rep. Of Phillippines	MS Emerging Markets Debt	3/5/02	0.9935
	MS Global Opportunity Bond		0.9935



Cia Val Do Rio Doce	Latin American Discovery	3/20/02	24.50
	MS Emerging Markets	 	24.50




Federative Republic 	MS Emerging Market Debt	4/11/02	98.09
	MS  Global Opportunity Bond		98.09
	AMOUNT	PURCHASED	AMOUNT OF
	PURCHASED	FROM	OFFER


	" 2,360,000 "	 CS First Boston	"750,000,000"
	" 210,000 "	 CS First Boston

	" 2,570,000 "


	" 1,650,000 "	UBS Warburg	"750,000,000"
	" 140,000 "	UBS Warburg

	" 1,790,000 "



	" 2,510,000 "	HSBC	"1,000,000,000"
	" 220,000 "	HSBC

	" 2,730,000 "

	" 29,090 "	Merrill Lynch 	"68,511,164"
	" 12,600 "	Merrill Lynch

	" 41,690 "


	" 3,940,000 "	JPMorgan	"1,000,000,000"
	" 350,000 "	JPMorgan
	" 4,290,000 "

(1) All transactions were completed in accordance with Rule 10f-3 and Board approved
 Rule 10f-3 procedures
"* Closed End Funds (""MS"")"